Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Reclamation Consulting and Applications, Inc. on Amendment No. 3 to Form SB-2 of our report dated October 3, 2005, on the financial statements of Reclamation Consulting and Applications, Inc. as of June 30, 2005, and for the year then ended. We also consent to the use of Corbin & Company, LLP's name as it appears under the caption "Experts."



                                               /s/ Corbin & Company, LLP
                                                   Corbin & Company, LLP
Irvine, California
December 14, 2005